UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

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Filed by a Party other than the Registrant [  ]

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
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ACACIA RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2006

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 16, 2006. The meeting will be held at 610 Newport Center Drive, Suite 130, in Newport Beach, California, beginning at 10:00 a.m. local time. The formal meeting notice and Proxy Statement are attached.

At this year's meeting, stockholders are being asked to:

(1) re-elect three directors to serve on the Company's Board of Directors;

(2) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2006;

(3) approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000; and

(4) to transact such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 16.

Sincerely,

/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Acacia Research Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 16, 2006, at 10:00 a.m. at 610 Newport Center Drive, Suite 130, Newport Beach, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three directors to serve on the Company's Board of Directors until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2006;

3.	To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000; and

4.	To transact such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 27, 2006, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

                              /s/ Robert A. Berman
Robert A. Berman
Chief Operating Officer
General Counsel and Secretary

Newport Beach, California
April 10, 2006

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660
_______________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2006
_______________________________

General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation (the "Company"), for use at the Company’s annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, May 16, 2006, at 10:00 a.m., local time, and at any adjournment or postponement thereof. The Annual Meeting will be held at 610 Newport Center Drive, Suite 130, Newport Beach, California. These proxy solicitation materials were mailed on or about April 10, 2006, to all stockholders entitled to vote at the Annual Meeting.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters: (1) the re-election of three directors to serve on the Company's Board of Directors until the 2009 Annual Meeting of Stockholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2006; (3) the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000; and; and (4) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting by: (1) notifying the Secretary of the Company in writing; (2) voting in person; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

U.S. Stock Transfer Corporation will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company's Acacia Research - Acacia Technologies common stock ("AR - Acacia Technologies stock") and Acacia Research - CombiMatrix common stock ("AR - CombiMatrix stock") as of the close of business on March 27, 2006, are entitled to notice of and to vote at the Annual Meeting. The AR - Acacia Technologies stock and the AR - CombiMatrix stock are sometimes referred to collectively as "Acacia common stock.”

9.	How many votes may be cast?

As of March 27, 2006, the record date for the Annual Meeting, 27,766,909 shares of AR - Acacia Technologies stock and 38,992,402 shares of AR - CombiMatrix stock, the only outstanding voting securities of the Company, were issued and outstanding. At the meeting, each outstanding share of AR - Acacia Technologies stock will be entitled to 4.043 votes, and each outstanding share of AR - CombiMatrix stock will be entitled to one vote. The voting rights of the AR - Acacia Technologies stock have been determined based on the market values of each class of Acacia common stock in accordance with the formula set forth in our Restated Certificate of Incorporation. The holders of AR - Acacia Technologies stock and AR - CombiMatrix stock will vote together as a single class at the meeting.

10.	What is a "quorum" at the Annual Meeting?

A "quorum" is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

11.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the nominees for director who receive the most votes will be elected directors of the Company. To ratify the appointment of the independent accountants, a majority of the shares represented at the Annual Meeting, either in person or by proxy, must be voted in favor of the proposal. To approve the amendment of the Company’s Restated Certificate of Incorporation, a majority of the outstanding shares entitled to vote must be voted in favor of the proposal.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

12.	What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the shares present, an abstention is equivalent to a "no" vote.

13.	How will voting on any other business be conducted?

Although the Company does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Robert L. Harris, II and Robert A. Berman, to vote on such matters at their discretion.

14.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the Company's outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

15.	Who will bear the cost of this solicitation?

The Company will bear the entire cost of the solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson") to perform various solicitation services. The Company will pay Georgeson a fee of $5,500, plus phone and other related expenses, in connection with their solicitation services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The number of directors of the Company is fixed at eight. The Company's Board of Directors (the “Board”) is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

The Board has nominated Paul R. Ryan, G. Louis Graziadio, III and Rigdon Currie for re-election at the Annual Meeting to a term of office expiring in 2009. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board.

The following table sets forth information as to the persons who serve as our directors.
Name	Age	Director Since	Positions with the Company
Paul R. Ryan	60	1995	Chairman and Chief Executive Officer
Robert L. Harris, II	47	2000	President and Director
Thomas B. Akin*^	53	1998	Director
Fred A. de Boom*+^	70	1995	Director
Edward W. Frykman*+^	69	1996	Director
G. Louis Graziadio, III+^	56	2002	Director
Rigdon Currie+^	75	2003	Director
Amit Kumar, Ph.D.	41	2003	Director, President and Chief Executive Officer of CombiMatrix Corporation

* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Nominees (Class III)

Paul R. Ryan has served as a director since August 1995, as Chief Executive Officer since January 1997 and as Chairman since April 2000. He also served as President of the Company from January 1997 until July 2000. Prior to being named Chief Executive Officer, he was Executive Vice President and Chief Investment Officer of the Company from 1996 through 1997 and Vice President, Capital Management, of the Company from 1995 through 1996. He was formerly co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor. Mr. Ryan holds a B.S. from Cornell University and attended the New York University Graduate School of Business.

G. Louis Graziadio, III has been a director since February 2002. Mr. Graziadio serves as President of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures, since 1990. He also serves as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1999. Mr. Graziadio also serves as a director of True Religion Apparel Inc. and has been named as a director nominee for Rosetta Resources Inc.

Rigdon Currie has been a director since January 2003. Mr. Currie is retired; however, he serves as a director and a member of the Compensation Committee of ESP, Inc., which develops software for managing industrial environmental issues; he is Chairman of the Board of Opportunity Capital Corporation, a private venture capital firm focused on minority business; a director of W3 Commerce, Inc., a private software firm focused on Internet commerce traffic generation and a director of Incuity Software, Inc., which develops and sells high level manufacturing analytical software. Mr. Currie received a B.S.I.E. from the Georgia Institute of Technology and an M.B.A. from Harvard Business School.

Directors with Terms Expiring in 2007 (Class I)

Robert L. Harris, II has served as a director since April 2000 and as President since July 2000. Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000. Mr. Harris founded Entertainment Properties Trust, a publicly-traded company that purchases real estate from major entertainment companies. Mr. Harris led the International Division and served as Senior Vice President of AMC Entertainment from 1993 to 1997, and served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992. Mr. Harris serves as a director of True Religion Apparel Inc.

Fred A. de Boom has served as a director since February 1995. Mr. de Boom serves as a Director of Pacific Coast National Bank. Mr. de Boom has been a principal in Sonfad Associates since 1995. Sonfad Associates is a Los Angeles-based investment banking firm that is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, leveraged buy-outs and ESOP funding, bank debt refinance, asset based and lease financing, and equity for debt restructuring. Previously, he was employed as a Vice President of Tokai Bank for five years and as a Vice President of Union Bank for eight years. Mr. de Boom received his B.A. degree from Michigan State University and his M.B.A. degree from the University of Southern California.

Amit Kumar, Ph.D.. has served as a director since January 2003. Dr. Kumar joined Acacia Research Corporation in July 2000 as Senior Vice President of Life Sciences. Dr. Kumar was appointed to the position of Chief Executive Officer and President of CombiMatrix Corporation in September 2001. From 1999 to 2000, Dr. Kumar was CEO and President of Signature Biosciences, a genomic, proteomic, and drug discovery company. From 1998 to 1999, he was an Entrepreneur in Residence at Oak Investment Partners, specializing in emerging life science and biotechnology companies. Dr. Kumar held the position of Senior Director at IDEXX Laboratories, and was Head of Research and Development at Idetek Corporation from 1995 to 1998. He held the position of Sr. Scientist at Idetek Corporation from 1994-1995. Dr. Kumar serves as a director of Aeolus Pharmaceuticals, Inc. and Leuchemix, Inc. and is a member of the Scientific Advisory Board of BioProcessors, Inc and QuantumSphere, Inc.. He is also a board member of the NanoBusiness Alliance. Dr. Kumar received his bachelor's degree from Occidental College in 1986, his Ph.D. from the California Institute of Technology in 1991, and completed his Post-Doctorate Fellowship at Harvard University in 1993.

Directors with Terms Expiring in 2008 (Class II)

Thomas B. Akin has served as a director since May 1998. Mr. Akin serves as the managing partner of Talkot Capital, LLC since 1996.  In that capacity Mr. Akin is the general partner of Talkot Fund and Talkot Capital IV, LLC.  From 1986 to 1994, Mr. Akin was the Western regional Institutional Director for Merrill Lynch serving institutional clients from Colorado to Hawaii. From 1981 to 1986 Mr. Akin was an institutional sales vice president in the Los Angeles Office of Merrill Lynch Institutional. From 1978 to 1981 Mr. Akin was an institutional sales executive for Salomon Brothers in the Los Angeles Office.  Mr. Akin serves as the Chairman of the Board and member of the Compensation Committee of Dynex Capital, Inc., as Chairman of the Board and member of the Audit Committee of ADX Corporation and as Chairman of the Board of CENTIV.  Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. in finance from the University of California at Los Angeles.

Edward W. Frykman has served as a director since April 1996. Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton where he served as the Manager of the Los Angeles Regional Retail Office. Mr. Frykman serves as a director of Arrowhead Research Corp. Mr. Frykman holds a BSBA degree from the University of Florida.

Board Meetings and Committees

The Board of Directors held a total of eleven meetings during the fiscal year ended December 31, 2005. During that period, no incumbent director, other than Mr. Currie and Mr. Graziadio, attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee. The Board of Directors has adopted charters for each of these committees; each of the charters may be viewed on our website at www.acaciaresearch.com.

Audit Committee. The Audit Committee currently consists of Thomas B. Akin, Fred A. de Boom and Edward W. Frykman, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and system of internal accounting controls. The Audit Committee held eight meetings during the fiscal year ended December 31, 2005. The Audit Committee is also responsible for maintaining communication between the Board of Directors and the Company's independent accountants.

The Board has determined that Mr. Akin is an audit committee financial expert as defined by Item 401(h) of Regulation S−K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Compensation Committee. The Compensation Committee currently consists of Fred A. de Boom, Rigdon Currie, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee is primarily responsible for making recommendations to the Board of Directors regarding the Company's executive compensation policies and incentive compensation for employees and consultants to the Company. In addition, the Compensation Committee administers the 2002 Acacia Technologies Stock Incentive Plan and the 2002 CombiMatrix Stock Incentive Plan. The Compensation Committee held six meetings during the fiscal year ended December 31, 2005.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Thomas B. Akin, Fred A. de Boom, Edward W. Frykman, G. Louis Graziadio, III and Rigdon Currie each of whom is independent under the listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee met on February 16, 2006, to recommend director nominees to the Board of Directors for election at the 2006 annual meeting of stockholders. The Nomination and Governance Committee held one meeting during the fiscal year ended December 31, 2005. The charter for the Nominating and Governance Committee provides that, among its specific responsibilities, the Committee shall:

•	Establish criteria and qualifications for Board membership, including standards for assessing independence;

•
Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

•
Annually review the Company’s corporate governance processes, and its governance principles, including such issues as the Board’s organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

•
Administer the Company's corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board. Specifically, the Nominating and Governance Committee shall discuss with management their compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the corporate Codes of Conduct;

•
Review periodically with the Company's Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

•	Oversee the continuing education of Company directors and the orientation of new directors;

•
Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Board’s performance and procedures, including an evaluation of individual directors, and of the Board’s committees; and

•	Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Director Qualification Standards

There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for Board decisions;

•	an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects high standards for the director candidate and others;

•	loyalty and commitment to driving the success of the Company;

•	the independence requirements imposed by the Securities and Exchange Commission and the Nasdaq Stock Market; and

•	a background that provides a portfolio of experience and knowledge commensurate with the Company’s needs.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

•
A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, CA 92660, of his or her intention to make such a nomination. The notice of nomination must have been received by the Secretary at the address below no later than December 31, 2006, in order to be considered for nomination at the next annual meeting.

•
The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under Nasdaq Stock Market's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee, the Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion. The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Disclosure Committee. The Disclosure Committee currently consists Robert A. Berman, Clayton J. Haynes, Amit Kumar, Ph.D., Robert Stewart, Vice President of Investor Relations, Scott Burell, Vice President of Finance of CombiMatrix Corporation and Cheryl Willeford, corporate paralegal. The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by the Company. The Disclosure Committee held four meetings during the fiscal year ended December 31, 2005.

Codes of Conduct

The Company has adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com. The corporate Code of Conduct applies to all officers, directors and employees of the Company, including the Company's principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. The Board of Directors Code of Conduct specifically applies to the Board of Directors. Any waiver of these Codes of Conduct for any of the Company's executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660. All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. Please refer to the Company’s website at www.acaciaresearch.com for changes in this process. The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each current director of the Company attended last year's annual meeting of stockholders.

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. Non-employee directors receive a nondiscretionary grant of options to purchase 20,000 shares of AR - Acacia Technologies stock and 20,000 shares of AR - CombiMatrix stock upon initially joining the Board and subsequent non-discretionary annual grants of options to purchase 15,000 shares of AR - Acacia Technologies stock and 15,000 shares of AR - CombiMatrix stock while serving as members of the Board, all such grants at an exercise price equal to the closing market price on the date of grant. The options vest in four equal quarterly installments over the 12-month period measured from the grant date.

Non-employee directors receive compensation in the amount of $1,500 per month for their service as members of the Board. In addition, Mr. Akin receives compensation in the amount of $500 per month for his services as Chairman of the Audit Committee. Non-employee directors receive $1,000 for each meeting of the Board or of any committee of the Board attended in person, $1,000 for each meeting attended by telephone if the meeting is longer than one hour in length, and $500 for each meeting attended by telephone if the meeting is one hour or less in length, except that no compensation shall be received for each Compensation or Nominating and Corporate Governance Committee meeting attended that immediately precedes or follows a meeting of the Board. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

Required Vote

The nominees for Class III directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

The Board of Directors recommends that the stockholders vote FOR the three nominees listed above. Proxies received will be voted FOR each of the nominees unless stockholders specify otherwise in the Proxy.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the year ended December 31, 2005, was recommended by the Audit Committee, whose selection was approved by the Board of Directors, to act in such capacity for the fiscal year ending December 31, 2006, subject to ratification by the stockholders.

PricewaterhouseCoopers LLP has served as the principal independent accountants for the Company since April 1997. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than as pertain to the engagement of PricewaterhouseCoopers LLP as independent accountants for the Company.

If the stockholders of the Company do not ratify the selection of PricewaterhouseCoopers LLP, or if such firm should decline to act or otherwise become incapable of acting, or if the Company's employment of PricewaterhouseCoopers LLP should be discontinued, the Board of Directors, on the recommendation of the Audit Committee, will appoint substitute independent accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Vote

The favorable vote of a majority of votes cast regarding the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2006. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

PROPOSAL NO. 3:

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The stockholders are being asked to approve an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, with 100,000,000 each designated as AR - Acacia Technologies Common Stock and AR - CombiMatrix Common Stock.

On February 16, 2006, the Company's Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting. A copy of the proposed amendment to our Restated Certificate affecting the increase in our authorized shares is attached hereto as Exhibit A. The Board determined that the amendment is advisable and in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.

If the stockholders approve the proposed amendment, the Board of Directors may proceed to file the amendment, thereby making the increase in authorized capital effective upon the filing of such amendment. The Board of Directors may, in its discretion, abandon the amendment to increase the authorized capital. If the Board of Directors determines that it advisable and is in the best interests of the Company and its stockholders to proceed with the increase in authorized capital, the Board of Directors will, subject to stockholder approval, file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Restated Certificate increasing the Company's authorized capital as set forth in this proposal.

The Restated Certificate currently authorizes the issuance of up to 110,000,000 shares of its capital stock, including 50,000,000 shares designated as AR - Acacia Technologies Common Stock, 50,000,000 shares designated as AR - CombiMatrix Common Stock and 10,000,000 shares designated as Preferred Stock. Of the 110,000,000 shares of stock currently authorized, as of the close of business on March 27, 2006, there were 27,766,909 shares of AR - Acacia Technologies Common Stock issued and outstanding, 38,992,402 shares of AR - CombiMatrix Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. In addition, as of March 27, 2006, the Company has reserved up to approximately 15,605,373 shares of common stock for issuance pursuant to outstanding stock options and warrants.

Reasons for Increase

The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company considers, from time to time, acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. Without an increase in the shares of common stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.

Effect of Increase

If the stockholders approve the proposed amendment, the Board may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any national securities exchange on which shares of common stock of the Company may then be listed. Under the Company's Restated Certificate, the Company's stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of common stock. In addition, if the Board elects to cause the Company to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of common stock.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 27, 2006, by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock	Percent of Class(1)	Amount and Nature of Beneficial Ownership of AR - CombiMatrix stock	Percent of Class(1)
Directors and Executive Officers(2)
Paul R. Ryan(3)	1,512,548	5.3%	699,571	1.8%
Thomas B. Akin(4)	160,394	*	153,898	*
Rigdon Currie(5)	45,750	*	131,250	*
Fred A. de Boom(6)	100,550	*	78,892	*
Edward W. Frykman(7)	89,340	*	71,407	*
Robert L. Harris, II(8)	1,023,556	3.6%	516,391	1.3%
G. Louis Graziadio, III(9)	70,750	*	61,030	*
Amit Kumar, Ph.D.(10)	428,203	1.5%	1,110,824	2.8%
Clayton J. Haynes(11)	159,369	*	66,840	*
Robert A. Berman(12)	556,637	2.0%	227,889	*
All Directors and Executive Officers as a Group (ten persons)(13)	4,147,097	13.3%	3,117,992	7.5%

* Less than one percent

(1)
The percentage of shares beneficially owned is based on 27,766,909 shares of AR - Acacia Technologies stock and 38,992,402 shares of AR - CombiMatrix stock outstanding as of March 27, 2006. Beneficial ownership is determined under rules and regulations of the Securities and Exchange Commission ("SEC"). Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after March 27, 2006, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the Company believes that such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	The address for each of the Company's directors and executive officers is the Company's principal offices, Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.

(3)
Includes 9,000 shares of AR - Acacia Technologies Stock and 10,000 shares of AR - CombiMatrix stock held by Mr. Ryan’s daughter, and 1,020,309 shares of AR - Acacia Technologies stock and 521,786 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(4)
Includes 85,244 shares of AR - Acacia Technologies Stock and 35,412 shares of AR - CombiMatrix stock held by Talkot Fund, L.E. ("Talkot"), and 75,150 shares of AR - Acacia Technologies stock and 118,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006. Mr. Akin serves as managing general partner of Talkot.

(5)
Includes 45,750 shares of AR - Acacia Technologies stock and 131,250 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(6)
Includes 75,150 shares of AR - Acacia Technologies stock and 63,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(7)
Includes 69,350 shares of AR - Acacia Technologies stock and 63,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(8)
Includes 20,000 shares of AR - Acacia Technologies stock held by the R&S Harris Trust, of which Mr. Harris is a Trustee, and 968,556 shares of AR - Acacia Technologies stock and 516,391 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(9)
Includes 70,750 shares of AR - Acacia Technologies stock and 61,030 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(10)
Includes 427,103 shares of AR - Acacia Technologies stock and 1,082,210 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(11)
Includes 144,369 shares of AR - Acacia Technologies stock and 66,840 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(12)
Includes 526,637 shares of AR - Acacia Technologies stock and 227,889 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

(13)
Includes 3,423,124 shares of AR - Acacia Technologies stock and 2,852,854 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2006.

	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock					Percent of Class(1)	Amount and Nature of Beneficial Ownership of AR - CombiMatrix stock	Percent of Class(1)
Beneficial Owner 5% Stockholders	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total
David M. Knott(1)	1,321,626	79,700	1,407,126	10,000	1,417,126	5.1%	0	*
Dorset Management Corporation(1)	1,321,626	79,700	1,407,126	10,000	1,417,126	5.1%	0	*
Apex Capital, LLC(2)	0	3,193,300	0	3,193,300	3,193,300	11.5%	0	*
Sanford J. Colen(2)	45,000	3,193,300	45,000	3,193,300	3,238,300	11.7%	0	*
Daniel S. Katz	164,000	3,193,300	164,000	3,193,300	3,357,300	12.1%	0	*

* Less than one percent

(1)
The same 1,417,126 shares of AR-Acacia Technologies stock are beneficially owned by both David M. Knott and Dorset Management Corporation and are reported separately for each in accordance with Item 403 of Regulation S-K. The information reported is based solely on a Schedule 13G filed jointly by David M. Knott and Dorset Management Corporation with the SEC on January 6, 2006. According to such Schedule 13G, the address for Mr. Knott and Dorset Management Corporation is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(2)
The same 3,193,300 shares of AR-Acacia Technologies stock are beneficially owned by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz, and are reported separately for each in accordance with Item 403 of Regulation S-K. Apex Capital, LLC, is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the AR - Acacia Technologies stock. Mr. Colen is the Manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 45,000 shares of AR - Acacia Technologies stock. Mr. Katz is a portfolio manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 164,000 shares of AR - Acacia Technologies stock. The information reported is based solely on a Schedule 13G filed jointly by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz. According the Schedule 13G, the address for Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz is 25 Orinda Way, Suite 300, Orinda, California 94563.

.
EXECUTIVE OFFICER COMPENSATION AND OTHER INFORMATION

Executive Officers

Set forth below is certain information concerning the executive officers of the Company as of the date hereof.

Name	Age	Positions with the Company
Paul R. Ryan	60	Chairman and Chief Executive Officer
Robert L. Harris, II	47	President
Amit Kumar, Ph.D.	41	Chief Executive Officer and President of CombiMatrix Corporation
Clayton J. Haynes	36	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Robert A. Berman	43	Chief Operating Officer, General Counsel and Secretary

The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years. Biographical information on Messrs. Ryan, Harris and Kumar is set forth above under "Proposal No. 1: Election of Directors."

Clayton J. Haynes joined the Company in April 2001 as Treasurer and Senior Vice President, Finance. In November 2001, Mr. Haynes was appointed Chief Financial Officer of the Company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice. Mr. Haynes received a B.A. from the University of California at Los Angeles, is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants.

Robert A. Berman is Acacia’s Chief Operating Officer and General Counsel. Since joining the company in 2000, he has directed patent licensing and enforcement programs which have generated over $50 million in revenue. Prior to joining Acacia, Mr. Berman held business development and legal positions at National Media Corporation, QVC, and the law firm of Blank Rome. Mr. Berman received a B.S. from the University of Pennsylvania’s Wharton School, and a J. D. from Northwestern Law School.

Executive Officer Compensation

The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to the Company during the last three fiscal years for (a) the Company's Chief Executive Officer, and (b) the four most highly compensated executive officers, other than the Chief Executive Officer, whose annual cash compensation exceeded $100,000 in the last fiscal year. The listed individuals are referred to as our "Named Executive Officers."

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)(2)		All Other Compen-sation
Paul R. Ryan Chairman and	2005	299,481	5,894	0	$ 164,500	0		0
Chief Executive Officer
	2004	287,356	5,613	0	0	91,667	(3)	0
	2003	272,619	5,346	0	0	191,667 50,000	(3) (4)	0

Robert L. Harris III President	2005	294,099	5,788	0	$ 164,500	0		0

	2004	282,188	5,513	0	0	91,667	(3)	0
	2003	267,600	5,250	0	0	131,667 50,000	(3) (4)	0

Amit Kumar, Ph.D. Chief Executive Officer and	2005	398,755	0	0	0	90,000	(4)	0
President of CombiMatrix(5)
	2004	379,586	24,000	0	0	250,000	(4)	0
	2003	318,855	57,500	0	0	30,000 300,000	(3) (4)	0

Clayton J. Haynes, Chief Financial Officer and	2005	198,974	4,135	0	$ 70,500	0		0
Treasurer (6)	2004	178,822	3,493	0	0	37,620 30,000	(3) (4)	0

	2003	169,696	3,327	0	0	50,950	(3)	0

Robert A. Berman Chief Operating Officer,	2005	274,934	25,452	0	$ 141,000	28,000	(3)	0
General Counsel and Secretary (7)	2004	232,572	34,543	0	0	75,000	(3)	0
	2003	218,423	24,327	0	0	107,105 40,000	(3) (4)	0

(1)
The amounts shown in this column represent the dollar value of the restricted stock awards as of their grant date based on the closing price of AR-Acacia Technologies Common Stock on the grant date. The number and aggregate values of restricted stock, based on the closing price of AR-Acacia Technologies Common Stock on December 31, 2005, held by Mr. Ryan, Mr. Harris, Mr. Berman and Mr. Haynes were as follows: Mr. Ryan (35,000 and $241,500); Mr. Harris (35,000 and $241,500); Mr. Berman (30,000 and $207,000); and Mr. Haynes (15,000 and $103,500). All restricted stock vest in full on August 1, 2007. The numbers described in this footnote regarding the total number of shares of restricted stock held by each named executive officer also reflect the number of shares awarded in this year that are reported in the Summary Compensation Table above. The restricted stock awards are entitled to any dividends paid by the Company.

(2)	No stock appreciation rights were granted or outstanding during the periods covered by the table.

(3)	Options granted with respect to AR - Acacia Technologies stock.

(4)	Options granted with respect to AR - CombiMatrix stock.

(5)	Dr. Kumar joined the Company in July 2000 and became an executive officer upon his appointment as Chief Executive Officer and President of CombiMatrix Corporation in September 2001.

(6)	Mr. Haynes joined the Company in April 2001 and became an executive officer upon his appointment as Chief Financial Officer in November 2001.

(7)	Mr. Berman joined the Company in 2000 and became an executive officer in 2002.

Stock Option Grants and Exercises

The following table sets forth information regarding stock options granted to the Named Executive Officers during 2005. No stock appreciation rights were granted to any of the Named Executive Officers during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	5%($)	10%($)

Paul R. Ryan	0		0	0	0	0	0

Robert L. Harris, II	0		0	0	0	0	0

Amit Kumar, Ph.D.	90,000	(2)	8.92%	$ 2.98	5/26/15	$ 168,670	$ 427,442

Clayton J. Haynes	0		0	0	0	0	0

Robert A. Berman	28,000	(3)	4.64%	$ 5.86	1/25/15	$ 103,189	$ 261,501

(1)
The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the vesting period and option term, which factors are not reflected in this table.

(2)
The option was granted with respect to shares of AR - CombiMatrix stock at an exercise price equal to the closing price of AR—CombiMatrix stock on the date of grant and has a term of ten years. One-sixth (1/6) of the option shares vested upon completion of six (6) months of service measured from May 26, 2005, with the balance of the option shares vesting in thirty (30) successive equal monthly installments upon the completion of service over the thirty (30) month period measured from May 25, 2005.

(3)
The option was granted with respect to shares of AR - Acacia Technologies stock at an exercise price equal to the closing price of AR—Acacia Technologies stock on the date of grant and has a term of ten years. The option shares vest in twenty-four (24) successive equal monthly installments upon the completion of service of the twenty-four (24) month period measured from December 28, 2004.

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options to purchase AR - Acacia Technologies stock during 2005 and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during 2005, and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at 2005 Year-End(#)		Value of Unexercised in-the-Money Options at 2005 Year-End (1)($)
Name	Exercise(#)	Realized(2)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Ryan	0	0	988,087	185,001	2,129,932	420,003
Robert L. Harris	0	0	938,001	183,334	1,835,323	411,585
Amit Kumar, Ph.D.	0	0	424,602	2,501	588,529	12,630
Clayton J. Haynes	0	0	129,330	77,740	514,088	181,539
Robert A. Berman	0	0	501,603	150,105	1,160,370	327,272

(1)
Represents the difference between the exercise price of the options and the average of the closing prices of the Company's AR - Acacia Technologies stock on the Nasdaq National Market on December 30, 2005 of $6.90 per share.

(2)	Value realized represents the difference between the exercise price of the options and the value of the underlying securities on the date of exercise.

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options to purchase AR - CombiMatrix stock during 2005 and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during 2005 and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at 2005 Year-End(#)		Value of Unexercised in-the-Money Options at 2005Year-End (1)($)
Name	Exercise(#)	Realized(2)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Ryan	0	0	519,008	2,778	0	0
Robert L. Harris	0	0	513,613	2,778	0	0
Amit Kumar, Ph.D.	0	0	976,655	235,005	0	0
Clayton J. Haynes	0	0	65,173	1,667	0	0
Robert A. Berman	0	0	225,667	2,222	0	0

(1)
Represents the difference between the exercise price of the options and the average of the closing prices of the Company's AR - CombiMatrix stock on the Nasdaq National Market on December 30, 2005 of $1.37 per share.

(2)	Value realized represents the difference between the exercise price of the options and the value of the underlying securities on the date of exercise.

Employment Agreements

The Company has not entered into employment contracts with any of its Named Executive Officers, nor does the Company have any agreement or arrangement with any such Named Executive Officers relating to a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. de Boom, Currie, Frykman and Graziadio. None of these individuals was an officer or employee of the Company at any time during 2005 or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors as well as administering the 2002 Acacia Technologies Stock Incentive Plan and the 2002 CombiMatrix Stock Incentive Plan. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

The Company's executive compensation program consists of a mixture of base salary, cash bonuses, stock option awards and restricted stock awards. In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee and the Board of Directors subjectively consider the overall value to the Company of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to the Company's goals of each executive officer, and the Company's long-term needs and goals, including attracting and retaining key management personnel.

The Compensation Committee will periodically review the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Compensation Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor.

Long-term incentive compensation is realized through granting of stock options and restricted stock awards to most employees, including eligible executive officers. The Company has no other long-term incentive plans. Stock options and restricted stock awards are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. In addition, the Compensation Committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and the stockholders as well as provides an incentive to maximize stockholder value. Stock options have value for an employee only if the price of the Company's common stock increases above the exercise price, and the employee remains in the Company's employ for the period required for the stock to be exercisable, thus providing an incentive to remain in the Company's employ.

Executive Severance Policy. The Company's Executive Severance Policy provides that, in the event of involuntary termination of employment of an executive officer for other than cause or other than on account of death or disability, the Company shall pay to the executive officer a lump sum amount equal to the aggregate of the officer’s annual base salary through the date of termination and any compensation previously deferred by the executive officer, any accrued vacation pay, and reimbursable expenses, as well as three (3) months of the executive officer’s base salary for each full year that the officer was employed by the Company, up to a maximum of twelve (12) months of the executive officer's base salary. In addition, the Executive Severance Policy provides for paid COBRA coverage for the medical and dental benefits selected by the executive officer in the year in which the termination occurs.

Compensation of Chief Executive Officer. Paul R. Ryan, the Company's Chairman and Chief Executive Officer, received an annual base salary of $299,481 and a bonus in the amount of $5,894 in 2005, as well as a restricted stock award of 35,000 shares of AR - Acacia Technologies stock as set forth above under the Summary Compensation Table. The cash amount paid to Mr. Ryan in the form of base salary and bonus and the stock option grant was recommended to the Board of Directors by the Compensation Committee. In exercising its discretion and judgment in reaching its recommendation, the Compensation Committee took into consideration the various factors and criteria described above. The Board of Directors approved the Compensation Committee's recommendation.

Section 162(m) of the Internal Revenue Code. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Compensation Committee reviews the potential effect of Section 162(m) periodically and will consider various alternatives for preserving the deductibility of compensation payments. However, the Compensation Committee will not necessarily limit compensation to that which is deductible.

Respectfully Submitted by the Compensation
Committee of the Board of Directors,

Rigdon Currie
Fred A. de Boom
Edward W. Frykman
G. Louis Graziadio, III

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for 2005, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto.

Composition. The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Fred A. de Boom, Thomas B. Akin and Edward W. Frykman. All members of the Audit Committee are "independent," as defined in Rule 10A-3 under the Exchange Act and Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual, and financially literate.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and Independent Accountants. The Audit Committee has reviewed the Company’s consolidated audited financial statements and met separately, and held discussions with, management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC.

Reappointment of Independent Auditors. In February 2006 the Audit Committee recommended to the Board of Directors the reappointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006. The Audit Committee wishes to thank Robert Irving of Pricewaterhouse Coopers LLP for his service to the Company as audit partner over the past five years. The Audit Committee looks forward to working with Anne-Marie Vitale, who will be the Company’s audit partner at Pricewaterhouse Coopers LLP for the next five years.

This report is submitted by the Audit Committee of the Board of Directors.

Thomas B. Akin
Fred A. de Boom
Edward W. Frykman

The Company’s Independent Public Accountants

The Audit Committee has selected PricewaterhouseCoopers LLP as independent accountant for the company in 2006.

Representatives of PricewaterhouseCoopers LLP will be present at the 2006 Annual Meeting, where they may make a statement and will be available to respond to questions.

Audit and Related Fees

 Audit Fees - PricewaterhouseCoopers LLP was the company's independent registered public accounting firm for the years ended December 31, 2005 and 2004. Total fees paid to PricewaterhouseCoopers LLP for audit services rendered during 2005 and 2004 were $769,000 and $880,000, respectively.

 Audit-Related Fees - Total fees paid to PricewaterhouseCoopers LLP for audit-related services during 2005 and 2004  were $136,000 and $0, respectively. Audit-related fees primarily relate to review services provided in connection with certain of the company's registration statements filed during 2005 and to consulting services on accounting matters related to the company's 2005 business acquisition.

 Tax Fees - Total fees paid to PricewaterhouseCoopers LLP for tax services rendered during 2005 and 2004 were $72,000 and $95,000, respectively, related primarily to tax related compliance and consultation services.

  All Other Fees - There were no fees paid to PricewaterhouseCoopers LLP for other services rendered during 2005 and 2004.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent accountant. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent accountant to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent accountant and the related fees.

STOCK PERFORMANCE GRAPH

The Stock Performance Graph depicted below compares the yearly change in the Company's cumulative total stockholder return for the last five fiscal years with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotech Index.

	2001	2002	2003	2004	2005
Acacia Research Corporation	$100	$28	$66	$69	$70
Nasdaq Index	$100	$68	$103	$111	$113
Nasdaq Biotech Index	$100	$55	$80	$85	$87

The graph covers the period from December 31, 2001 to December 31, 2005. Cumulative total returns are calculated assuming that $100 was invested on December 31, 2001, in the Company’s common stock, and in each index, and that all dividends were reinvested. The Company has not paid or declared any cash dividends on its common stock. On December 13, 2002, each share of the Company's common stock was converted into one share of AR - Acacia Technologies stock and 0.5582 of a share of AR - CombiMatrix stock. As a result, the graph reflects a composite return for the two classes of the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

The preceding Stock Performance Graph, Audit Committee Report and Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Audit Committee Report and Compensation Committee Report shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Certain Transactions

Since January 1, 2005, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which the Company is prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2005, its directors, officers and holders of more than 10% of the Company's common stock complied with the requirements of Section 16(a).

Form 10-K

On March 16, 2006 the Company filed with the SEC an Annual Report on Form 10-K for the 2005 fiscal year. A copy of the Company's Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Householding

We are sending only one Form 10-K report and proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Form 10-K or proxy statement in the future, they may telephone our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Secretary in the same manner.

Stockholder Proposals for the 2007 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company), no later than December 31, 2006, for inclusion in the Board’s proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, and pursuant to our bylaws, notice of any stockholder proposals must be delivered to the Company’s Secretary in writing not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2006 Annual Meeting, after which a proposal is untimely. In the event that the date of the 2007 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2007 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2007 Annual Meeting is first made by the Company. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of the Company’s common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Incorporation of Financial Statements and Related Material

Our financial statements, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated by reference to our Annual Report on Form 10-K for the period ended December 31, 2005.

April 10, 2006

By Order of the Board of Directors,

/s/ Robert A. Berman
Robert A. Berman
Chief Operating Officer, General Counsel and Secretary

Exhibit A

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
ACACIA RESEARCH CORPORATION

Acacia Research Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Acacia Research Corporation.

2. That at a meeting of the Board of Directors of Acacia Research Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article IV, Section 1.1, so that, as amended, said Article shall be and read as follows:

Article IV, Section 1.1 of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in full as follows:

SECTION 1.1 AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is two hundred and ten million (210,000,000) shares, of which one hundred million (100,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - CombiMatrix Common Stock," having a par value of $0.001 per share (the "CombiMatrix Stock"), one hundred million (100,000,000) shares shall be shares of a class of common stock designated as "Acacia Research - Acacia Technologies Common Stock," having a par value of $0.001 per share (the "Acacia Technologies Stock"), and ten million (10,000,000) shares shall be shares of a class of preferred stock having a par value of $0.001 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. For purposes of this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the certificate of incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in this Article IV, shall have the meanings set forth in Section 2.6 of this Article. For purposes of this Article IV, the CombiMatrix Stock, when issued, shall be considered issued in respect of the CombiMatrix Group and the Acacia Technologies Stock, when issued, shall be considered issued in respect of the Acacia Technologies Group. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

3. Thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The amendment herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 20_____.

ACACIA RESEARCH CORPORATION,
a Delaware corporation

By:___________________________________________
Robert A. Berman
Title: Secretary

DETACH PROXY HERE AND RETURN

The Board of Directors recommends a vote FOR the nominees listed below and a vote FOR each of the listed proposals.

(1) To elect three directors to serve until the 2009 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified.
Nominees: Paul R. Ryan, G. Louis Graziadio, III and Rigdon Currie
[  ] FOR all nominees listed above (except as marked to the contrary below.)
[  ]WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.)

_______________________________________________ ______________________________________________      _____________________________

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent registered accountants for the Company for the fiscal year ending December 31, 2006.
[  ] FOR    [  ] AGAINST   [  ] ABSTAIN

(3) To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.
[  ] FOR    [  ] AGAINST   [  ] ABSTAIN

(4) To transact such other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby confers discretionary authority and authorizes the proxyholders to vote the proxies cumulatively in their discretion if cumulative voting is in effect.

________________________________
(Dated)

________________________________
(Please Print Name)

________________________________
(Signature of Holder of Common Stock)

________________________________
 (Additional Signature if Held Jointly)

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if marked in the United States.

Proxy	Proxy

PROXY ACACIA RESEARCH CORPORATION PROXY
Annual Meeting of Stockholders May 16, 2006

This Proxy is Solicited on Behalf of the Board of Directors
of Acacia Research Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Robert L. Harris, II and Robert A. Berman and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Acacia Research - Acacia Technologies Common Stock and Acacia Research - CombiMatrix Common Stock held of record by the undersigned on March 27, 2006, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Acacia Research Corporation (the "Company") to be held May 16, 2006, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES AND FOR EACH OF THE OTHER PROPOSALS.

(See reverse side)